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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                      for Tender of Shares of Common Stock

                                       of

                      SENSORMATIC ELECTRONICS CORPORATION

                                       to

                        TYCO ACQUISITION CORP. XXIV (NV)
              a Wholly-Owned Subsidiary of Tyco International Ltd.

                                in Exchange for
                                Common Shares of

                            TYCO INTERNATIONAL LTD.
                            Having a Value of $24.00
                 (determined and subject to a certain exception
                        as described in the prospectus)

                               ----------------
                      Do not use for signature guarantees

                               ----------------
   This notice of guaranteed delivery, or a substantially equivalent form, must be used to accept the offer by Tyco Acquisition Corp. XXIV (NV), a Nevada corporation and wholly-owned subsidiary of Tyco International Ltd., a Bermuda company, to exchange a fraction of a Tyco common share for each outstanding share of common stock of Sensormatic Electronics Corporation, a Delaware corporation if:

  . certificates representing shares of Sensormatic common stock are not immediately available,

  . the procedures for book-entry transfer cannot be completed prior to the expiration date of the offer or

  . if time will not permit all required documents to reach Mellon Investor Services LLC, the exchange agent for the offer, prior to the expiration date.

The term "expiration date" means 6:00 p.m., New York City time, on Monday, October 1, 2001, or, if the offer is extended, the latest time and date at which the offer, as extended, will expire. The terms and conditions of the offer are contained in the prospectus of Tyco, dated August 23, 2001, and the related letter of transmittal and any supplements or amendments thereto. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the exchange agent as described in the prospectus.

                      The exchange agent for the offer is:

                          Mellon Investor Services LLC

    By Mail:               By Overnight Delivery:         By Hand Delivery:
 Reorganization
   Department             Reorganization Department    Reorganization Department
 P.O. Box 3301               85 Challenger Road             120 Broadway
     South                    Mail Stop -- Reorg            13th Floor
  Hackensack,            Ridgefield Park, New Jersey   New York, New York 10271
   New Jersey                      07660
     07606


            Facsimile transmission (for eligible institutions only):
                                 (201) 296-4293
                Confirm receipt of facsimile by telephone only:
                                 (201) 296-4860

   Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "eligible institution," the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.
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Ladies and Gentlemen:

   I (or we, if there are co-stockowners), hereby tender to Tyco Acquisition, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, the number of Sensormatic common shares set forth below, pursuant to the guaranteed delivery procedures described in the prospectus. I acknowledge receipt of the prospectus and the letter of transmittal.

Signature(s) of Record Holder(s) or Authorized     Dated: _____________________
Signatory:
______________________________________   ______________________________________
Name(s) of Record Holder(s):
______________________________________   ______________________________________
Address(es):
______________________________________   ______________________________________
______________________________________   ______________________________________
Area Code and Telephone Number(s):
______________________________________   ______________________________________
Certificate Numbers (if available):
______________________________________   ______________________________________
Number of Shares Tendered:
______________________________________   ______________________________________
Account Number(s):
______________________________________   ______________________________________
If Sensormatic common shares will be tendered by book-entry transfer, please provide the following information:
Name of Tendering Institution:_____________________________________
Depository Account Number:_________________________________________
Transaction Code Number:___________________________________________

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                     THE GUARANTEE BELOW MUST BE COMPLETED
                     (Do not use for signature guarantees)

   The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) (each of the foregoing, an "eligible institution"), guarantees to deliver to the exchange agent, at one of its addresses set forth above, certificates representing the Sensormatic common shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Sensormatic common shares into the exchange agent's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the prospectus) in the case of book-entry transfer, and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days of the date hereof.

   The eligible institution that completes this form must communicate the guarantee to the exchange agent, and must deliver the Sensormatic common shares whose delivery is guaranteed to the exchange agent, together with the required accompanying documentation, within the time period referred to above. Failure to do so could result in a financial loss to such eligible institution.

Name of Firm:
______________________________________
Address:
______________________________________
______________________________________
Area Code and Telephone Number:
______________________________________
Authorized Signature: ________________________________
Title: _______________________________
Name: ________________________________
   (PLEASE PRINT OR TYPE)
Dated: _______________________________

NOTE: DO NOT SEND CERTIFICATES FOR SENSORMATIC COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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